Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the undersigned, of a statement on Schedule 13D or Schedule 13G (including amendments thereto) with respect to shares of the Common Shares, $0.01 par value, of Box Ships Inc., and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 6th day of October, 2015.

NOWACKI PARTNERS LP

By: Nowacki Capital Management LLC, General Partner

/s/ Michael Nowacki
By: Michael Nowacki
Title: Managing Member

NOWACKI CAPITAL MANAGEMENT LLC

/s/ Michael Nowacki
By: Michael Nowacki
Title: Managing Member

NOWACKI ASSET MANAGEMENT LLC

/s/ Michael Nowacki
By: Michael Nowacki
Title: Managing Member

MICHAEL NOWACKI

/s/ Michael Nowacki